Exhibit 99.1

Muzak LLC Announces Third Quarter Results

    FORT MILL, S.C.--(BUSINESS WIRE)--Nov. 6, 2003--Muzak LLC ("Muzak" or the "Company"), the leading provider of business music services in the United States, today announced financial results for the quarter ended September 30, 2003.
    Music and other business services revenue for the quarter ended September 30, 2003 was $43.9 million, a 6.8% increase, compared to $41.2 million for the quarter ended September 30, 2002. Equipment sales and related services revenue increased 2.6%, or $0.4 million, to $15.4 million for the quarter ended September 30, 2003 from $15.0 million in the comparable 2002 period. As a result, total revenue for the quarter ended September 30, 2003 was $59.3 million, a 5.7% increase, compared to $56.2 million for the quarter ended September 30, 2002.
    EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization) was $19.1 million for the quarter ended September 30, 2003, an increase of $0.4 million or 2.2%, compared to $18.7 million in the quarter ended September 30, 2002. The Company believes that EBITDA is a meaningful measure of the cash flows available to invest in new client locations and to service its debt obligations. See attached reconciliation of cash flows from operating activities to EBITDA. Cash flow provided by operating activities was $11.8 million for the quarter ended September 30, 2003 as compared to $6.2 million for the 2002 period, an increase of $5.6 million.
    For the nine months ended September 30, 2003, the Company had music and other business services revenue of $130.0 million, total revenue of $173.6 million, and EBITDA of $49.4 million, representing increases of 7.3%, 7.7%, and 1.7%, respectively over the comparable 2002 period. Excluding a 2003 $5.0 million loss on extinguishment of debt and 2002 charges of $3.1 million and $0.5 million relating to an accrual for prior period licensing royalties and a postponed financing transaction, respectively, EBITDA increased 4.3% in the nine months of 2003 as compared to the same 2002 period.
    "We are pleased with our recurring revenue growth and continue to sign new clients, while also continuing to contract with existing clients for additional location roll-outs, including CVS Pharmacy, Payless Shoes, and Washington Mutual. New national clients include K&G Mens Store and Pottery Barn Kids, among others," commented Bill Boyd, Chief Executive Officer. "Our successful sales efforts, coupled with an emphasis on installing backlog, resulted in an 8.4% increase in equipment revenues on a sequential quarter basis. Although we made improvement in installation activity during the third quarter, we experienced a slight increase in backlog towards the end of the quarter due to the satellite failure," remarked Bill Boyd. The satellite failure is discussed below.
    "We remain focused on identifying and implementing cost savings initiatives. Our initiative to bring in-house certain administrative functions, previously performed by a third party, will result in annualized cost savings of $1.0 million and has contributed to a $0.2 million reduction in other selling, general, and administrative expenses on a sequential quarter basis. Our increase in recurring revenues, coupled with our expense reductions, enabled us to improve EBITDA, adjusted for the loss on early extinguishment of debt, to $19.1 million in the third quarter of 2003 from $17.8 million in the second quarter of 2003, a $1.3 million improvement. In addition, we experienced a decrease in our annualized cancellation rate to 9.8% in the first nine months of 2003 from 10.0% in the 2002 comparable period," commented Stephen Villa, Chief Operating Officer.
    As announced on September 19, 2003, Telstar 4, the satellite that provided the signal for certain of our client locations experienced a technical malfunction. The Company secured comparable transponder capacity and completed the re-pointing of satellite dishes to its client locations affected by this outage within nine days. "We have insurance that provides $1.5 million of coverage for our re-pointing costs. We have submitted this claim and are currently assessing the fourth quarter financial impact for lost business revenues and costs incurred above our insurance coverage. We expect the uninsured costs associated with the re-pointing of dishes to be minimal," stated Stephen Villa.
    In addition, as announced on September 30, 2003, Lon Otremba joined the Company as its President. Mr. Otremba is a highly seasoned executive with an extensive track record of success. Most recently, he was Executive Vice President of America Online's Interactive Marketing Group, where he was responsible for developing and leading the short and long-term strategy and operations for AOL's advertising and e-commerce business turnaround. Bill Boyd has been named Chairman of the Board and will remain the Company's Chief Executive Officer.
    Muzak LLC will have a conference call on November 6, 2003 at 3:00 p.m. (Eastern Standard Time) to discuss third quarter 2003 results. The call in number is 1-800-756-4697 and the access code is 0801. A replay of the call will be available for one week beginning on November 7, 2003. The replay number is 1-800-756-3819 and the access code is 080100.
    Muzak, the leading audio imaging company, enhances brands and creates experiences with AUDIO ARCHITECTURE(TM) and MUZAK VOICE(TM). More than 100 million people hear Muzak programs each day. We deliver music, messaging, and sound system design through more than 200 sales and service locations.
    The above statements include forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Some of these statements can be identified by terms and phrases such as "anticipate", "believe", "intend", "expect", "anticipate", "could", "may", "will" and similar expressions and include references to assumptions that the Company believes are reasonable and relate to our future prospects, developments and business strategies. Forward-looking statements involve risks and uncertainties, including, but not limited to those related to the Company's substantial leverage and debt service requirements, restrictions imposed by the terms of the Company's indebtedness, the Company's history of net losses, the Company's dependence on satellite delivery of its products, the Company's ability to integrate acquisitions, future capital requirements, the impact of competition and technological change, the availability of cost-effective programming, the impact of legislation and regulation, risks associated with the effect of general economic conditions and the other factors discussed in the Company's filings with the Securities and Exchange Commission. Actual results could differ materially from these forward-looking statements. The Company undertakes no obligation to update these forward-looking statements.

                               Muzak LLC
                         Financial Highlights
                          -------------------
                   (unaudited, dollars in thousands)

                                                              Quarter
                                Quarter Ended                  Ended
                            9/30/2003  9/30/2002  % Change  6/30/2003
                           ----------- ---------- --------- ----------
Selected Operations Data

 Revenues
  Music and Other Business
   Services                   $43,965    $41,177      6.8%    $43,388
  Equipment Sales and
   Related Services            15,384     14,989      2.6%     14,195
                           ----------- ---------- --------  ----------
           Total Revenues      59,349     56,166      5.7%     57,583
                           ----------- ---------- --------  ----------

 Cost of Revenues
  Music and Other Business
   Services                     8,173      7,779      5.1%      7,936
  Equipment Sales and
   Related Services            12,100     11,874      1.9%     11,966
                           ----------- ---------- --------  ----------
              Total Cost of
               Revenues        20,273     19,653      3.2%     19,902
                           ----------- ---------- --------  ----------

 Selling, General and
  Administrative
  Amortization of
   Commissions                  4,076      3,260     25.0%      3,869
  Other Selling, General
   and Administrative          15,963     14,671      8.8%     16,100
                           ----------- ---------- --------  ----------
           Total Selling,
            General and
            Administrative     20,039     17,931     11.8%     19,969
                           ----------- ---------- --------  ----------

  Other income                    (28)       (68)   -58.8%        (51)
  Loss on early
   extinguishment of debt(1)        -          -                5,078

  EBITDA (2)                  $19,065    $18,650      2.2%    $12,685
                           =========== ==========           ==========
    EBITDA Margin (2)            32.1%      33.2%                22.0%

 Cash Flows from operating
  activities                  $11,820     $6,192               $2,856

Balance sheet data (end of period)

 Total Assets                $475,297   $478,093             $470,538
 Revolving Loan                12,700     22,800                7,500
 Muzak LLC Total Debt (3)     350,865    315,677              345,555
 Muzak Holdings LLC Total
  Debt (3)                    404,680    378,206              397,689

Other financial
 data

 Muzak LLC Interest
  Expense                      $7,936     $6,829               $7,794
 Muzak Holdings LLC
  Interest Expense              9,680      8,865                9,852
 Muzak LLC Net Debt to           4.58x      4.23x                4.87x
  EBITDA (4)
 Muzak Holdings LLC Net          5.28x      5.07x                5.60x
  Debt to EBITDA (4)


                               Muzak LLC
                         Financial Highlights
                         ---------------------
                   (unaudited, dollars in thousands)


                                        Nine Months ended
                                       9/30/2003  9/30/2002  % Change
                             -------------------- ---------- ---------
Selected Operations Data

 Revenues
  Music and Other Business
   Services                             $129,995   $121,123       7.3%
  Equipment Sales and Related
   Services                               43,627     40,075       8.9%
                             -------------------- ---------- ---------
     Total Revenues                      173,622    161,198       7.7%
                             -------------------- ---------- ---------

 Cost of Revenues
  Music and Other Business
   Services (5)                           23,893     26,427      -9.6%
  Equipment Sales and Related
   Services                               35,355     32,475       8.9%
                             -------------------- ---------- ---------
     Total Cost of Revenues               59,248     58,902       0.6%
                             -------------------- ---------- ---------

 Selling, General and
  Administrative
  Amortization of Commissions             11,562      9,181      25.9%
  Other Selling, General and
   Administrative  (6)                    48,396     44,672       8.3%
                             -------------------- ---------- ---------
     Total Selling, General
      and Administrative                  59,958     53,853      11.3%
                             -------------------- ---------- ---------

  Other income                              (109)      (159)    -31.4%
  Loss on early
   extinguishment of debt (1)              5,078          -

  EBITDA (2)                             $49,447    $48,602       1.7%
                             ==================== ==========
    EBITDA Margin (2)                       28.5%      30.2%

 Cash Flows from operating
  activities                             $23,840    $18,768


   (1) Loss on early extinguishment of debt represents the write-off of financing fees associated with the Company's refinanced Senior
Credit Facility.

   (2) Represents net income before interest, income tax benefit (expense), depreciation and amortization. The Company evaluates liquidity using several measures, one of them being EBITDA. EBITDA is not intended to be a liquidity measure that should be regarded as an alternative to, or more meaningful than, cash flow from operations as a measure of liquidity, as determined in accordance with generally accepted accounting principles, known as GAAP. However, management believes that EBITDA is a meaningful measure of liquidity that is commonly used in similar industries to analyze and compare companies on the basis of leverage and liquidity, however it is not necessarily comparable to similar titled amounts of other companies. The following table provides a reconciliation of cash flows from operations to EBITDA.




                                               Three months ended
                                         Q3 2003     Q3 2002  Q2 2003
                                      -------------- -------- --------
    Cash flows from continuing
     operating activities                   $11,820   $6,192   $2,856
    Loss on early extinguishment of
     debt                                         -        -   (5,078)
    Interest expense net of
     amortization                             7,383    6,329    7,203
    Change in working
     capital                                 (1,188)   5,437    6,182
    Current taxes expense                        55        -      299
    Unearned installation revenue                24      316       10
    Amortization of deferred
     subscriber acquisition costs            (4,075)  (3,260)  (3,869)
    Deferred subscriber acquisition
     costs                                    5,017    3,619    5,080
    Gain on disposal of fixed
     assets                                      29       17        2
                                      -------------- -------- --------
    EBITDA                                  $19,065  $18,650  $12,685
                                      -------------- -------- --------


                                           Nine months ended
                                            Q3 2003   Q3 2002
                                      -------------- --------
    Cash flows from continuing
     operating activities                   $23,840  $18,768
    Loss on early extinguishment of
     debt                                    (5,078)       -
    Interest expense net of
     amortization                            20,621   20,177
    Change in working
     capital                                  6,596    6,838
    Current taxes expense                       353       73
    Unearned installation revenue                26    1,053
    Amortization of deferred
     subscriber acquisition costs           (11,562)  (9,182)
    Deferred subscriber acquisition
     costs                                   14,614   10,845
    Gain on disposal of fixed
     assets                                      37       30
                                      -------------- --------
    EBITDA                                  $49,447  $48,602
                                      -------------- --------

    EBITDA margin reflects EBITDA divided by total revenues.


(3) Total debt excludes $2.1 million of debt of a subsidiary that is non-recourse to the Company.

(4) Reflects Total Debt described in (3) above less cash divided by EBITDA adjusted for non-cash items on a Last Quarter Annualized
Basis. Pursuant to the Company's indentures under which it has notes outstanding, non-cash items reducing or increasing consolidated net income are excluded from EBITDA for purposes of calculating the consolidated leverage ratio.

(5) Results for the nine months ended September 30, 2002 include $3.1 million relating to an accrual for prior period licensing royalties and related expenses.

(6) Results for the nine months ended September 30, 2002 include $0.5 million relating to a postponed financing transaction.

    CONTACT: Muzak LLC
             Catherine Walsh, 803-396-3000